Exhibit 99.1

Kezar Announces Pricing of $49.4 Million Public Offering of Common Stock and Pre-Funded Warrants

SOUTH SAN FRANCISCO, Calif., January 31, 2020 — Kezar Life Sciences, Inc. (Nasdaq: KZR), a clinical-stage biotechnology company discovering and developing novel small molecule therapeutics to treat unmet needs in autoimmune disease and cancer, today announced the pricing of an underwritten public offering of 16,115,385 shares of its common stock, and to certain investors in lieu thereof, pre-funded warrants to purchase 2,884,615 shares of its common stock at an exercise price of $0.001 per share. The public offering price of each share of common stock is $2.60 and the public offering price of each pre-funded warrant is $2.599. In addition, Kezar has granted the underwriters a 30-day option to purchase additional shares of common stock of up to 15% of the aggregate number of shares of common stock plus the shares of common stock underlying the pre-funded warrants being offered in the offering. The offering is expected to close on February 4, 2020, subject to customary closing conditions.

Cowen, Wells Fargo Securities and William Blair are acting as joint book-running managers for the offering.

Kezar expects to receive gross proceeds of $49.4 million from the offering, before deducting underwriting discounts and offering expenses. Kezar intends to use the net proceeds from the offering primarily to fund the research and development of its product candidates, acquire or license products or technologies that are complementary to its own, although Kezar has no current plans, commitments or agreements with respect to any acquisitions or licenses as of the date hereof, and for working capital and general corporate purposes.

The securities described above are being offered by Kezar pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) dated July 3, 2019. A preliminary prospectus supplement relating to the offering is, and a final prospectus supplement related to the offering will be, filed with the SEC and available on the SEC’s website at http://www.sec.gov. Copies of the preliminary and final prospectus supplements relating to the offering may be obtained, when available, by contacting Cowen and Company, LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926; Wells Fargo Securities, LLC Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York 10001, by telephone at (800) 326-5897 or by email at cmclientsupport@wellsfargo.com; or William Blair & Company, L.L.C. Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Kezar Life Sciences

Based in South San Francisco, Kezar Life Sciences is a clinical-stage biotechnology company committed to revolutionizing treatments for patients with autoimmune diseases and cancer. Kezar is translating its innovative research on the immunoproteasome and protein secretion pathways to advance novel therapeutic approaches. KZR-616, a first-in-class selective immunoproteasome inhibitor, is being evaluated in severe autoimmune diseases, including systemic lupus erythematosus (SLE), lupus nephritis (LN), dermatomyositis (DM), polymyositis (PM), autoimmune hemolytic anemia (AIHA) and immune thrombocytopenia (ITP). Additionally, Kezar has nominated KZR-261 as its first clinical candidate for the treatment of cancer from its protein secretion program and is undergoing IND-enabling studies for the program.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expect,” “believe” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Kezar’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Kezar’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the size, completion, timing and use of proceeds relating to the proposed offering. Many factors may cause differences between current expectations and actual results, including market conditions and the satisfaction of customary closing conditions related to the proposed offering. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Kezar’s filings with the SEC, including the “Risk Factors” contained therein. Except as required by law, Kezar assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

CONTACT:

Celia Economides, MPH

SVP, Strategy & External Affairs

ceconomides@kezarbio.com